UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2012

GREEN POLKADOT BOX INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	333-74928	52-2325923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

629 E. Quality Drive, Suite 103

American Fork, UT 84003

(Address of principal executive offices) (zip code)

(801) 478-2500

 (Registrant's telephone number, including area code)

 Copies to:

Andrea Cataneo, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 9, 2012, Green Polkadot Box Incorporated (the “Company”) entered into a Convertible Secured Promissory Note and Loan Agreement (the “Promissory Note and Agreement”) with an accredited investor (the “Secured Lender”).  Pursuant to the Promissory Note and Agreement, the Company borrowed up to $500,000 in principal, of which $300,000 was advanced to the Company on April 9, 2012 (the “Initial Advance”).  The remaining $200,000 in principal may be advanced in $50,000 increments upon 10 business days’ written notice from the Company (the “Additional Advances”).

The Promissory Note and Agreement provides for an interest rate of 12% per annum to accrue immediately on the Initial Advance and to accrue upon any Additional Advances from the date of each such Additional Advance.  The Promissory Note and Agreement provides for a maturity date of April 9, 2014, on which date all unconverted and unpaid principal and any accrued but unpaid interest must be paid by the Company.  Interest payments are payable in arrears on the first business day of each month, commencing on May 1, 2102.  Furthermore, the maturity date may be accelerated by the Secured Lender upon 90 days’ written notice, at which time all principal and accrued but unpaid interest is due and payable.

The Promissory Note and Agreement further provides that, at the election of the Secured Lender and upon the delivery of a conversion notice by the Secured Lender, the Secured Lender may, at any time, convert all or a portion of principal and accrued but unpaid interest into shares of the Company’s common stock.  The conversion price for such conversion shall be 75% of the average closing price of the Company’s common stock for the 10 business days immediately prior to the date of the conversion notice by the Secured Lender.

The Promissory Note and Agreement further provides that, upon an Event of Default (as defined in the Promissory Note and Agreement and includes a default in payment of principal or interest, a Bankruptcy Event, as defined therein, and failure to observe or perform any covenants or agreements contained therein and in the Security Agreement), the Secured Lender may provide a 10 business day notice of such Event of Default declaring all outstanding principal and accrued but unpaid interest immediately payable.

In connection with the Promissory Note and Agreement, on April 9, 2012, the Company and Secured Lender entered into a Security Agreement (the “Security Agreement”) whereby the Company granted a security interest of $600,000 of the Company’s inventory, whether now existing or thereafter acquired at any time prior to the repayment of all obligations under the Promissory Note and Agreement (the “Collateral”).  Furthermore, the Security Agreement provides for an increase in the security interest to a maximum of $800,000 of Collateral, which security interest will increase by $50,000 with each Additional Advance, at such time as such Additional Advance is made.

Also in connection with the Promissory Note and Agreement, the Company issued a Common Stock Purchase Warrant to the Secured Lender entitling the Secured Lender to purchase up to a total of 500,000 shares of the Company’s common stock at an exercise price equal to $3.00 per share of common stock (the “Warrant”).  The Warrant may be exercised through and including April 4, 2017.

This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are hereby incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above.

The securities described in Item 1.01 above were issued to an “accredited investor”, as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Convertible Promissory Note and Loan Agreement
10.2	Security Agreement
10.3	Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN POLKADOT BOX INCORPORATED

Dated: April 18, 2012	By:	/s/ Rod A. Smith
Name: Rod A. Smith
Title: Chief Executive Officer